Exhibit 99.1
Backblaze Announces Third Quarter 2026 Financial Results

47% Revenue Growth in B2 Cloud Storage, 26% Revenue Growth Overall in Q3 2026

San Francisco, CA (November 2, 2026)—Backblaze, Inc. (Nasdaq: BLZE), the high-performance capacity storage layer for AI, today announced results for its third quarter ended September 30, 2026.

“Q3 2026 was another strong quarter, with B2 revenue growth accelerating to 47% year over year, up from 28% a year ago, reflecting broad-based momentum across our customer base,” said Gleb Budman, co-founder and CEO of Backblaze. “We added a record number of net new B2 self-serve customers, four times as many as in the same period last year. The number of customers contributing more than $50,000 each in ARR grew 57% year over year to 254. We also signed four large agreements across AI and core workloads. As AI customers scale, we are solidifying Backblaze’s role as the capacity tier for AI infrastructure companies and AI builders.”

Third Quarter 2026 Financial Highlights:(1)

•Revenue of $46.7 million, an increase of 26% year-over-year (YoY).
•B2 Cloud Storage revenue was $30.5 million, an increase of 47% YoY.
•Computer Backup revenue was $16.2 million, a decrease of 2% YoY.
•Gross profit of $29.8 million, or 64% of revenue, compared to $23.1 million, or 62% of revenue, in Q3 2025.
•Net loss was $2.4 million compared to a net loss of $3.8 million in Q3 2025.
•Net loss per share was $0.04 compared to a net loss per share of $0.07 in Q3 2025.
•Adjusted EBITDA was $15.2 million, or 33% of revenue, compared to $8.4 million, or 23% of revenue, in Q3 2025.
•Non-GAAP net income of $6.7 million compared to non-GAAP net income of $1.9 million in Q3 2025.
•Cash flow from operations during the nine months ended September 30, 2026 was $22.8 million, compared to $14.2 million for the same period in 2025.
•Adjusted free cash flow during the nine months ended September 30, 2026 was $1.9 million, compared to $(9.5) million for the same period in 2025.
•Cash, cash equivalents, and marketable securities totaled $230.2 million as of September 30, 2026.
________________
(1) Some amounts may not sum due to rounding.

Third Quarter 2026 Operational Highlights:

•Annual recurring revenue (ARR) was $190.7 million, an increase of 29% YoY.
◦B2 Cloud Storage ARR was $126.8 million, an increase of 53% YoY.
◦Computer Backup ARR was $63.9 million, a decrease of 2% YoY.
•Net revenue retention rate (NRR) was 105% compared to 107% in Q3 2025.
◦B2 Cloud Storage NRR was 115% compared to 116% in Q3 2025.
◦Computer Backup NRR was 94% compared to 96% in Q3 2025.
•Gross customer retention rate was 91% in both Q3 2026 and Q3 2025.
◦B2 Cloud Storage gross customer retention rate was 89% in both Q3 2026 and Q3 2025.
◦Computer Backup gross customer retention rate was 91% compared to 90% in Q3 2025.

Recent Business Highlights:

•Signed four large agreements, including a $4 million AI builder expansion: Three agreements supported AI workloads, while the fourth supported a core workload.
•Delivered broad-based customer growth: Net new B2 self-serve customer additions reached a record, quadrupling year over year, while the number of customers each contributing over $50,000 in ARR grew 57% year over year to 254.
•Established a collaboration with WEKA, the AI data and memory infrastructure company: Pairs WEKA’s high-performance data storage with extended GPU memory with Backblaze B2’s scalable capacity to simplify AI storage and reduce integration work for customers.
•Introduced the Backblaze B2 MCP Server: Enables AI agents to use B2 storage directly within developers’ existing tools, positioning Backblaze for the growth of agent-driven workflows.
•Completed a $201 million convertible notes offering: Backblaze issued 0% convertible senior notes due 2031 and entered into related capped call transactions. The company expects to use the proceeds for capital expenditures supporting contracted growth and for general corporate purposes.

Financial Outlook:

Based on information available as of the date of this press release,

For the fourth quarter of 2026, we expect:
•Revenue between $49.8 million and $50.2 million.
•Adjusted EBITDA margin between 32% and 34%.
•Basic weighted average shares outstanding of 63.6 million to 63.8 million shares.

For full-year 2026, we have raised our outlook:
•Revenue between $177.8 million and $178.2 million, raised from $172.0 million to $174.0 million.
•Adjusted EBITDA margin range of 30% to 31%, raised from 27% to 29%.

Conference Call Information:

Backblaze will host a conference call today, November 2, 2026, at 2:00 p.m. PT (5:00 p.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/717942152

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

Register to listen by phone here: https://events.q4inc.com/analyst/717942152?pwd=8YiJ0Zpn
Phone registrants will receive dial-in information via email.

About Backblaze

Backblaze (NASDAQ: BLZE) is the high-performance capacity storage layer for AI. Built over two decades, the company has leveraged hardware, software, and operational innovation into a platform that delivers the performance and economics the AI era demands—without lock-in. Today, more than 500,000 customers trust Backblaze to move and store the data powering their businesses, reaching hundreds of millions of end users across 175 countries. For more information, visit www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” variations of such words or the negative thereof, and similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; rapidly evolving technological developments in the market, including advancement in AI; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth and scaling of our platform; ability to offer new features and other offerings on a timely basis, including new enterprise features, B2 Overdrive offering and geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to continue to scale the business; the impact of pricing and other product offering changes, including the May 1, 2026 pay-as-you-go storage pricing increase; material defects or errors in our software, such as problems with our internal systems, network, or data, including actual or perceived breaches or failures; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on us or our vendors, partners and customers; war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; availability of additional capital; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we provide investors with non-GAAP financial measures including (i) adjusted gross profit and adjusted gross profit margin, (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (iv) adjusted free cash flow and adjusted free cash flow margin, and (v) other Non-GAAP measures. The non-GAAP financial measures included within this press release and the related earnings call are not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit and Adjusted Gross Profit Margin
We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance, and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross profit as gross profit, excluding stock-based compensation expense, depreciation and amortization, and restructuring charges within cost of revenue. We define adjusted gross margin as adjusted gross profit as a percentage of revenue. We exclude stock-based compensation, which is non-cash, and restructuring charges because we do not consider these items as indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross profit (and margin) provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, and certain non-recurring, infrequent items, and other items that we do not consider as indicative of our core operating performance, including litigation settlement costs, restructuring charges, stock-based consideration to a customer, impairment of long-lived assets, and other similar charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the period. We use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, stock-based consideration to a customer, and other items we deem non-recurring. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by basic and diluted weighted average common shares outstanding. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful metrics for assessing liquidity that provide information to management and investors about the cash generated from our core operations that can be reinvested in the business. However, these measures should not replace cash flows from operations as a liquidity benchmark. One limitation of these metrics is that they do not reflect our future contractual commitments, nor do they capture the overall changes in our cash balance during a specific period. Nonetheless, we believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are key metrics providing insight on our financial trajectory that helps us make informed decisions as we work towards sustainable positive cash flow.

We define adjusted free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding payments on restructuring charges, legal settlement payments, and payments on other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.
Other Non-GAAP Measures
Adjusted Cost of Revenue and Adjusted Operating Expenses

Adjusted research and development, adjusted sales and marketing, and adjusted general and administrative (collectively, “adjusted operating expenses”) and adjusted cost of revenue are non-GAAP financial measures that we define as each respective GAAP expense category excluding stock-based compensation expense, depreciation and amortization, restructuring costs, and other non-recurring charges. These measures provide management with greater transparency into the underlying trends in our business by facilitating period-to-period comparisons of our ongoing cost structure, excluding the impact of certain non-cash or non-recurring items that may not be indicative of our operating performance. These measures are intended to assist in forecasting and budgeting by providing greater visibility into our normalized expense base.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define ARR as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. For subscription-based arrangements, ARR is calculated by multiplying the monthly revenue for the last month of a period by 12. For consumption-based arrangements, ARR is calculated by multiplying average daily revenue for the last month of a period by 365. Total Company ARR represents the annualized value of all B2 Cloud Storage consumption- and subscription-based arrangements and Computer Backup subscription-based arrangements as of the end of a period.

Beginning in the first quarter of 2026, to improve comparability between periods, we revised our methodology for calculating ARR for our consumption-based arrangements to use a daily revenue rate during the last month of the period rather than a monthly rate. Prior period ARR amounts presented have been recast to conform to the current period presentation.

Net Revenue Retention Rate (NRR)
To calculate NRR for a specific quarter, we determine the revenue recognized in that quarter from customers who generated revenue during the last month of the same quarter of the previous year. This revenue is then divided by the revenue generated from those same customers in the prior year quarter.
Beginning in the first quarter of 2026, we are presenting NRR using a single-quarter calculation, comparing current quarter revenue to the corresponding prior year quarter, rather than an average of quarterly rates over the prior four quarters, in order to provide a more current measure of customer retention. Prior period NRR amounts have been recast to conform to the current period presentation.

Gross Customer Retention Rate
We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we provide a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of our quarterly gross customer retention rates. We calculate the quarterly gross customer retention rates by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
ir@backblaze.com

Press Contact
Renatta Siewert
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$189,018	$29,182
Marketable securities	41,223	22,199
Accounts receivable, net	6,678	3,482
Prepaid expenses	4,090	4,195
Other current assets	9,008	6,630
Total current assets	250,017	65,688
Property and equipment, net	79,453	57,310
Operating lease right-of-use assets, net	37,482	22,713
Capitalized internal-use software, net	43,026	40,825
Other assets	17,614	5,290
Total assets	$427,592	$191,826
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$24,000	$10,994
Operating lease liabilities, current	7,549	5,253
Finance lease liabilities and lease financing obligations, current	17,651	14,873
Deferred revenue, current	29,755	30,498
Total current liabilities	78,955	61,618
Operating lease liabilities, non-current	33,089	20,166
Finance lease liabilities and lease financing obligations, non-current	34,504	21,292
Long-term debt, net	194,485	—
Deferred revenue and other liabilities, non-current	5,266	5,529
Total liabilities	346,299	108,605
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 63,705,070 shares issued and 63,134,256 shares outstanding as of September 30, 2026 and 58,962,339 shares issued and 58,705,790 shares outstanding as of December 31, 2025.	6	6
Treasury stock, at cost; 570,814 and 256,549 shares as of September 30, 2026 and December 31, 2025, respectively	(3,358)	(1,983)
Additional paid-in capital	319,842	306,795
Accumulated deficit	(235,197)	(221,597)
Total stockholders’ equity	81,293	83,221
Total liabilities and stockholders’ equity	$427,592	$191,826

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)
Revenue	$46,654	$37,162	$128,033	$108,073
Cost of revenue	16,816	14,091	47,832	42,705
Gross profit	29,838	23,071	80,201	65,368
Operating expenses:
Research and development	11,346	11,235	33,634	34,968
Sales and marketing	10,739	8,996	31,238	28,431
General and administrative(1)	9,163	6,350	26,266	20,490
Total operating expenses	31,248	26,581	91,138	83,889
Loss from operations	(1,410)	(3,510)	(10,937)	(18,521)
Investment income	1,024	477	1,809	1,510
Interest expense	(1,981)	(934)	(4,453)	(2,667)
Other income (expense), net	63	189	109	(437)
Loss before provision for income taxes	(2,304)	(3,778)	(13,472)	(20,115)
Income tax provision	60	—	128	84
Net loss and comprehensive loss	$(2,364)	$(3,778)	$(13,600)	$(20,199)

Net loss per share, basic and diluted	$(0.04)	$(0.07)	$(0.22)	$(0.36)

Weighted average common shares outstanding, basic and diluted	62,536,342	56,977,764	60,885,388	55,557,541
________________
(1) To conform to the current period's presentation, a foreign exchange gain of $0.2 million for the three months ended September 30, 2025 and a foreign exchange loss of $0.4 million for the nine months ended September 30, 2025 that were previously included in "General and administrative" operating expenses are now included within "Other income (expense), net" in the condensed consolidated statement of operations and comprehensive loss for the three and nine months ended September 30, 2025. This reclassification had no impact on total net loss and comprehensive loss.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2026	2025
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,600)	$(20,199)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash lease expense on operating leases	4,826	3,365
Depreciation and amortization	21,431	19,282
Impairment loss on right-of-use assets	—	59
Stock-based compensation	23,720	20,108
Loss (gain) on disposal of property and equipment	30	(363)
Stock-based consideration to a customer	70	—
Other, net	102	425
Changes in operating assets and liabilities:
Accounts receivable	(3,196)	(1,531)
Prepaid expenses and other current assets	(2,140)	(2,052)
Other assets	(9,182)	(1,704)
Accounts payable, accrued expenses and other current liabilities	5,964	7
Deferred revenue and other liabilities, non-current	(1,006)	298
Operating lease liabilities	(4,230)	(3,464)
Net cash provided by operating activities	22,789	14,231
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(38,694)	(34,396)
Maturities of marketable securities	19,727	22,341
Proceeds from disposal of property and equipment	24	154
Purchases of property and equipment	(4,356)	(4,429)
Capitalized internal-use software costs	(7,906)	(5,890)
Net cash used in investing activities	(31,205)	(22,220)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible senior notes	201,250	—
Payment for capped calls related to convertible senior notes	(17,529)	—
Principal payments on finance leases and lease financing obligations	(13,030)	(13,898)
Payment of debt issuance costs	(6,512)	(602)
Proceeds from borrowings under revolving credit facility	—	2,454
Payment of offering costs	—	(20)
Purchase of treasury stock	(1,375)	(1,185)
Proceeds from exercises of stock options	7,198	4,746
Taxes paid for net share settlement of equity awards	(2,550)	(1,593)
Proceeds from ESPP	1,071	1,388
Other	(271)	—
Net cash provided by (used in) financing activities	168,252	(8,710)
Net increase (decrease) in cash and cash equivalents	159,836	(16,699)
Cash and cash equivalents, at beginning of period	29,182	45,776
Cash and cash equivalents, at end of period	$189,018	$29,077

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Gross profit	$29,838	$23,071	$80,201	$65,368
Adjustments:
Stock-based compensation	425	318	1,414	1,170
Depreciation and amortization(1)	7,442	5,970	20,754	18,998
Restructuring charges	114	—	486	(13)
Adjusted gross profit	$37,819	$29,359	$102,855	$85,523
Gross margin	64%	62%	63%	60%
Adjusted gross margin	81%	79%	80%	79%
________________
(1) $0.1 million and $0.4 million of amortization expense recorded to cost of revenue for the three and nine months ended September 30, 2026, respectively, are classified as restructuring charges in the table above.

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net loss and comprehensive loss	$(2,364)	$(3,778)	$(13,600)	$(20,199)
Adjustments:
Depreciation and amortization(1)	7,560	6,044	21,045	19,282
Stock-based compensation(2)	7,304	5,445	22,775	20,108
Interest expense and investment income, net	957	457	2,644	1,157
Income tax provision	60	—	128	84
Foreign exchange (gain) loss	(63)	(189)	(109)	437
Litigation settlement costs	—	150	—	288
Restructuring charges	1,723	—	5,235	(66)
Stock-based consideration to a customer	70	—	70	—
Impairment of long-lived assets	—	258	—	258
Adjusted EBITDA	$15,247	$8,387	$38,188	$21,349
Net loss and comprehensive loss margin	(5%)	(10%)	(11%)	(19%)
Adjusted EBITDA margin	33%	23%	30%	20%
________________
(1) $0.1 million and $0.4 million of amortization expense for the three and nine months ended September 30, 2026, respectively, are classified as restructuring charges in the table above.
(2) $0.4 million and $0.9 million of stock-based compensation expense for the three and nine months ended September 30, 2026, respectively, are classified as restructuring charges in the table above.

Other Non-GAAP Measures
Adjusted Cost of Revenue and Adjusted Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Revenue	$46,654	$37,162	$128,033	$108,073

Adjusted cost of revenue:
Cost of revenue	16,816	14,091	47,832	42,705
Less: Depreciation and amortization(1)	(7,442)	(5,970)	(20,754)	(18,998)
Less: Stock-based compensation	(425)	(318)	(1,414)	(1,170)
Less: Restructuring charges	(114)	—	(486)	13
Adjusted cost of revenue	8,835	7,803	25,178	22,550

Adjusted Operating Expenses:
Research and development	11,346	11,235	33,634	34,968
Less: Depreciation and amortization	(56)	(36)	(142)	(135)
Less: Stock-based compensation	(2,422)	(2,564)	(8,729)	(9,303)
Less: Restructuring charges	(850)	—	(1,017)	34
Less: Impairment of long-lived assets	—	(258)	—	(258)
Adjusted research and development	8,018	8,377	23,746	25,306

Sales and marketing	10,739	8,996	31,238	28,431
Less: Depreciation and amortization	(38)	(25)	(90)	(95)
Less: Stock-based compensation(2)	(2,017)	(1,230)	(5,645)	(4,908)
Less: Restructuring charges	(292)	—	(2,048)	64
Adjusted sales and marketing	8,392	7,741	23,455	23,492

General and administrative	9,163	6,350	26,266	20,490
Less: Depreciation and amortization	(24)	(13)	(59)	(54)
Less: Stock-based compensation(2)	(2,440)	(1,333)	(6,987)	(4,727)
Less: Restructuring charges	(467)	—	(1,684)	(45)
Less: Litigation settlement costs	—	(150)	—	(288)
Adjusted general and administrative	6,232	4,854	17,536	15,376

Total Adjusted Operating Expenses	$22,642	$20,972	$64,737	$64,174

Add: Stock-based consideration to a customer	70	—	70	—

Adjusted EBITDA	$15,247	$8,387	$38,188	$21,349
________________
(1) $0.1 million and $0.4 million of amortization expense for the three and nine months ended September 30, 2026, respectively, are classified as restructuring charges in the table above.
(2) $0.4 million of stock-based compensation incurred during the three months ended September 30, 2026 is classified as restructuring charges in the table above, including an immaterial amount related to sales and marketing costs and $0.3 million related to general and administrative costs. $0.9 million of stock-based compensation incurred during the nine months ended September 30, 2026 is classified as restructuring charges in the table above, including $0.1 million related to sales and marketing costs, and $0.8 million related to general and administrative costs.

Non-GAAP Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(2,364)	$(3,778)	$(13,600)	$(20,199)
Adjustments:
Stock-based compensation(1)	7,304	5,445	22,775	20,108
Foreign exchange (gain) loss	(63)	(189)	(109)	437
Litigation settlement costs	—	150	—	288
Restructuring charges	1,723	—	5,235	(66)
Stock-based consideration to a customer	70	—	70	—
Impairment of long-lived assets	—	258	—	258
Non-GAAP net income	$6,670	$1,886	$14,371	$826

Adjustments to Non-GAAP net income for diluted EPS	$144	$—	$144	$—
Non-GAAP net income attributable to common stockholders – diluted EPS	6,814	1,886	14,515	826
Non-GAAP net income per share - diluted	$0.09	$0.03	$0.22	$0.01

Shares used in Non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	62,536,342	56,977,764	60,885,388	55,557,541
Add: Dilutive ordinary share equivalents	12,239,676	3,086,514	5,976,881	2,571,073
Non-GAAP weighted average common shares outstanding - diluted	74,776,018	60,064,278	66,862,269	58,128,614
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(1) $0.4 million and $0.9 million of stock-based compensation expense for the three and nine months ended September 30, 2026, respectively, are classified as restructuring charges in the table above.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Nine Months Ended September 30,
	2026	2025
	(dollars in thousands)
Net cash provided by operating activities	$22,789	$14,231
Capital expenditures(1)	(12,262)	(10,319)
Principal payments on finance leases and lease financing obligations	(13,030)	(13,898)
Payments on litigation settlement costs	23	271
Payments on restructuring costs	4,396	230
Adjusted Free Cash Flow	$1,916	$(9,485)
Adjusted Free Cash Flow Margin	1%	(9)%
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(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.